Exhibit 99.7
JOINT FILING AGREEMENT
     JOINT FILING AGREEMENT (this “Agreement”), dated as of November 28, 2008, by and among the parties identified in the signature pages hereof (such parties other than Intel (as defined below) collectively, the “Reporting Persons”).
     WHEREAS, each Reporting Person beneficially owns shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Clearwire Corporation (the “Company”);
     WHEREAS, the Reporting Persons, together with Intel Capital Wireless Investment Corporation 2008A, a Delaware corporation (“Intel A”), Intel Capital Wireless Investment Corporation 2008B, a Delaware corporation (“Intel B”), Intel Capital Wireless Investment Corporation 2008C, a Delaware corporation (“Intel C”), Intel Capital Corporation, a Delaware corporation (“Intel Capital”), Intel Capital (Cayman) Corporation, a Cayman Islands company (“Intel Cayman”), and Middlefield Ventures, Inc., a Delaware corporation (“Middlefield”, and collectively with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel”), have entered into an Equityholders’ Agreement dated as of November 28, 2008 (as amended, modified or supplemented from time to time, the “Equityholders’ Agreement”);
     WHEREAS, by entering into the Equityholders’ Agreement, the Reporting Persons and Intel may be deemed to have formed a “group” (the “Reporting Group”) for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and as a result, the Reporting Group may be deemed to have acquired beneficial ownership of all shares of Class A Common Stock beneficially owned by the Reporting Persons and Intel; and
     WHEREAS, each of the Reporting Persons desires by this Agreement to provide for the joint filing of a Statement on Schedule 13D (as amended from time to time, the “Joint Schedule 13D”) with respect to the Reporting Persons’ respective beneficial ownership of shares of Class A Common Stock.
     NOW, THEREFORE, the Reporting Persons hereby agree as follows:
     1. Joint Filing. Pursuant to Rule 13d-1(k) of the Exchange Act, each of the Reporting Persons shall cooperate to jointly prepare and file the Joint Schedule 13D with respect to their respective beneficial ownership of shares of Class A Common Stock on behalf of the Reporting Group and all necessary or appropriate amendments thereto. The Reporting Persons agree that this Agreement may be included as an exhibit to the Joint Schedule 13D and any amendments thereto, and any amendments to the Joint Schedule 13D may be filed without the necessity of filing additional joint filing agreements. For purposes of this Agreement, the terms “beneficial ownership” and “beneficial owner” shall have the meanings given to them pursuant to Rule 13d-3 of the Exchange Act.
     2. Amendments. Each Reporting Person agrees that if (a) it or any of its Affiliates (as such term is defined in the Equityholders’ Agreement) takes any action that would require the Reporting Group to amend the Joint Schedule 13D or (b) any information concerning such Reporting Person or any of its Affiliates set forth in the Joint Schedule 13D is or becomes inaccurate in any material respect, such Reporting Person shall notify the other Reporting Persons and Intel no later than one business day thereafter, and shall cause an appropriate amendment to the Joint Schedule 13D to be promptly prepared and distributed to the other Reporting Persons for review.
     3. Reasonable Opportunity to Review. Each Reporting Person agrees to provide the other Reporting Persons a reasonable opportunity to review and comment on each proposed amendment to the Joint Schedule 13D.
     4. Information; Responsibility.
     (a) Each Reporting Person represents and warrants to the other Reporting Persons that the information concerning such Reporting Person and any of its Affiliates contained in the Joint Schedule 13D or any amendment thereto will be, true, correct and complete in all material respects and in accordance with all applicable laws.

     (b) In accordance with Rule 13d-1(k) of the Exchange Act, each Reporting Person shall be responsible for the completeness and accuracy of the information concerning such Reporting Person contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Reporting Person contained therein, unless such Reporting Person knows or has reason to believe that such information is inaccurate.
     5. Indemnification. Each Reporting Person agrees to indemnify each other Reporting Person for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such Reporting Person of any representations, warranties or agreements in this Agreement.
     6. Termination; Survival. Any Reporting Person may terminate its obligation to continue to jointly file future amendments to the Joint Schedule 13D by delivering written notice to each other Reporting Person at least two business days prior to the effective date of such termination in which case the provisions of this Agreement solely with respect to such Reporting Person shall terminate; provided that (x) paragraphs 5, 6, 8, 9 and 10 hereof shall survive such termination and (y) such Reporting Person shall continue to be subject to its indemnification obligations under this Agreement for any breach by such Reporting Person hereunder existing at the time of such termination. In addition, following the termination by any Reporting Person pursuant to this Section 6 and thereafter for so long as such Reporting Person or any of its Affiliates is a party to the Equityholders’ Agreement, such Reporting Person shall promptly (and in any event within one business day after the filing) notify each other Reporting Person then party to the Equityholders’ Agreement in writing of the filing of any Schedule 13D or amendment thereof with respect to its or any of its Affiliates’ beneficial ownership of shares of Class A Common Stock.
     7. Intel Notices. Intel agrees that for so long as Intel or any of its Affiliates is a party to the Equityholders’ Agreement, Intel shall promptly (and in any event within one business day after the filing) notify each Reporting Person then party to the Equityholders’ Agreement in writing of the filing of any Schedule 13D or amendment thereof with respect to its or any of its Affiliates’ beneficial ownership of shares of Class A Common Stock.
     8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed in all respects by the laws of the State of Delaware. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties to this Agreement submit to the exclusive jurisdiction of those courts for the purpose of a suit, proceeding or judgment. Each party to this Agreement irrevocably waives any right it may have had to bring an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties to this Agreement irrevocably and unconditionally waives trial by jury in any legal action or proceeding (including any counterclaim) in relation to this Agreement.
     9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed by facsimile or electronically-sent signature(s).
     10. Notices. All notices and other communications required or permitted under this Agreement will be in writing and shall be sent by facsimile (including a written confirmation of transmission) to their facsimile numbers set forth in the Equityholders’ Agreement. All notices given as provided under this Agreement shall be deemed to have been effectively given on the date the facsimile transmission is sent if sent during normal business hours of the recipient or, if not, on the next business day.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Sprint Nextel Corporation
By	/s/ Timothy P. O'Grady
	Name:	Timothy P. O'Grady
	Title:	Vice President

Sprint HoldCo, LLC
By	/s/ Timothy P. O'Grady
	Name:	Timothy P. O'Grady
	Title:	Vice President

Comcast Corporation
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Comcast Wireless Investment I, Inc.
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Comcast Wireless Investment II, Inc.
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Comcast Wireless Investment III, Inc.
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Comcast Wireless Investment IV, Inc.
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Comcast Wireless Investment V, Inc.
By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Time Warner Cable Inc.
By	/s/ Satish R. Adige
	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments

Time Warner Cable LLC
By	/s/ Satish R. Adige
	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments

TWC Wireless Holdings I LLC
By	/s/ Satish R. Adige
	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments

TWC Wireless Holdings II LLC
By	/s/ Satish R. Adige
	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments

TWC Wireless Holdings III LLC
By	/s/ Satish R. Adige
	Name:	Satish R. Adige
	Title:	Senior Vice President, Investments

Bright House Networks, LLC
By	/s/ Donald E. Newhouse
	Name:	Donald E. Newhouse
	Title:	Vice President

BHN Spectrum Investments, LLC
By	/s/ Donald E. Newhouse
	Name:	Donald E. Newhouse
	Title:	Vice President

Newhouse Broadcasting Corporation
By	/s/ Donald E. Newhouse
	Name:	Donald E. Newhouse
	Title:	Vice President

Google Inc.
By	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Vice President and General Counsel

Eagle River Holdings, LLC
By	/s/ Craig O. McCaw
	Name:	Craig O. McCaw
	Title:	Chief Executive Officer

Craig O. McCaw
By	/s/ Craig O. McCaw
	Name:	Craig O. McCaw

CWCI, LLC
By	/s/ Craig O. McCaw
	Name:	Craig O. McCaw
	Title:	Manager

Solely for purposes of Sections 7, 8, 9 and 10 Intel Capital Wireless Investment Corporation 2008A
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer

Solely for purposes of Sections 7, 8, 9 and 10 Intel Capital Wireless Investment Corporation 2008B
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer

Solely for purposes of Sections 7, 8, 9 and 10 Intel Capital Wireless Investment Corporation 2008C
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer

Solely for purposes of Sections 7, 8, 9 and 10 Intel Capital Corporation
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer

Solely for purposes of Sections 7, 8, 9 and 10 Intel Capital (Cayman) Corporation
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer

Solely for purposes of Sections 7, 8, 9 and 10 Middlefield Ventures, Inc.
By	/s/ Teresa L. Remillard
	Name:	Teresa L. Remillard
	Title:	Authorized Officer